EXHIBIT 99.1

JUPITERMEDIA CORPORATION REPORTS RECORD RESULTS
FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2005

(New York, NY - November 1, 2005) -- Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended September 30, 2005.

Highlights for the third quarter include:

•	Operating income before depreciation and amortization grew 124% to $10.5 million
•	Overall gross margins improved to 67%, with gross margins for Online Images improving to 70%
•	Operating margins for Online Images, excluding depreciation and amortization, grew to 43%

Revenues for the third quarter of 2005 were $34.4 million compared to revenues of $15.8 million for the same period last year, an increase of 118%. Net income for the third quarter was $60.4 million, or $1.62 per diluted share, compared to net income of $5.1 million, or $0.15 per diluted share, for the same period last year. Net income for the third quarter of 2005 included a gain of $29.1 million, net of income taxes, related to the sale of Jupitermedia’s Search Engine Strategies events and ClickZ.com Network, as well as a $23.5 million benefit from the reversal of the valuation allowance related to deferred income tax assets.

As a result of the sale of the Search Engine Strategies events, these financial results reflect Jupitermedia’s Events segment as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144. Prior year financial results have been presented to reflect Jupitermedia’s Events segment as a discontinued operation.

“Our financial results for the third quarter included record revenues, operating income and net income,” stated Jupitermedia's Chairman and CEO Alan M. Meckler. “We have been emphasizing the development of our JupiterImages division and the third quarter illustrates continued organic and overall growth in the sales and distribution of commercial images. The acquisitions of PictureArts in July and BananaStock in October further solidifies JupiterImages’ position as a leader in stock imagery. We have made eight major images acquisitions since June 2003: ArtToday, Comstock, Thinkstock, Hemera, Dynamic Graphics, Goodshoot, PictureArts and BananaStock. We plan to continue our acquisitions program in the coming months. Our employees are working hard to shape and integrate these acquisitions so that Jupitermedia continues to grow as a powerful creator and distributor of a wide range of commercial images.  The full benefit of this integration will be more apparent in future quarters. In the meantime we continue to evolve as a company making positive financial progress not only with JupiterImages, but with our JupiterWeb and JupiterResearch divisions as well,” added Meckler.

Jupitermedia Corporation 3rd Quarter 2005 Financial Results Conference Call Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2005 third quarter results, scheduled for Wednesday, November 2, 2005 at 11:00 am EST.

The conference call number is (800) 289-0518 for domestic participants and (913) 981-5532 for international participants; pass code “883 4011.” Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Tuesday, November 15, 2005. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: pass code: “883 4011.”

Acquisitions

In July, Jupitermedia acquired PictureArts Corporation (www.picturearts.com) for $63.2 million in cash, subject to certain post-closing adjustments. The acquisition includes PictureArts’ quality brands: Brand X Pictures, FoodPix, Botanica and Nonstock, as well as its image distribution business.

In October, Jupitermedia acquired all of the shares of BananaStock Limited (www.bananastock.com) for approximately U.S. $19.0 million in cash, subject to certain post-closing adjustments. BananaStock, based in Oxfordshire, United Kingdom, is a leading resource for royalty free digital images for business users and creative professionals.

Online Image Offerings

In July, Jupitermedia announced an agreement with Corbis (www.corbis.com), a leading media services company, to distribute its Comstock Images and Thinkstock Images collections. Under the terms of the agreement, Corbis started distributing select Comstock and Thinkstock images worldwide through its Web site www.corbis.com in September.

In August, Jupitermedia announced the launch of JupiterImages Unlimited (www.jiunlimited.com), the first subscription service that allows unlimited access, at multiple resolutions, to over 330,000 of JupiterImages’ highest quality wholly owned stock photos. JupiterImages' brands included in this new offering are Brand X, Comstock Images, Creatas Images, Goodshoot, IT Stock Free, Thinkstock Images, Photos.com, AbleStock.com and PhotoObjects.net.

In August, Jupitermedia announced that Adobe® Stock Photos, a stock photography service that offers designers one-stop shopping for high-quality, royalty-free images for layout and design, added Creatas Images (www.creatas.com), Goodshoot (www.goodshoot.com), IT Stock Images (www.itstockfree.com) and Thinkstock Images (www.thinkstock.com) to its collection. This is in addition to Comstock Images (www.comstock.com), which was one of the five premier collections that was part of Adobe® Stock Photos when it was launched with Adobe Creative Suite 2 in April.

In October, Jupitermedia announced a new image collection entitled (re)view. An archive of retro, rights-managed imagery, (re)view will launch in December 2005 with 4,000 select images at www.jupiterimages.com.

In October, Jupitermedia announced an exclusive worldwide partnership with Photographic Youth Music Culture Archive (PYMCA), a rights-managed image company based in London, U.K. The PYMCA collection is scheduled to launch in early 2006 at www.jupiterimages.com.

Online Media Offerings

In September, Jupitermedia announced the launch of “Adobe® LiveCycle Developer Source” (www.devx.com/Adobe), to assist application development professionals in creating applications for Adobe LiveCycle™, a key component of the Adobe Intelligent Document platform.

Research Services

In September, Jupitermedia announced the appointment of Oren Web Marketing to provide research sales and support in the Israeli market. Oren Web Marketing is headed by Haim Oren. Together with his Israeli team of experienced research sales professionals, Oren will be responsible for providing sales and sales support to JupiterResearch media, telecommunications, financial and other industry clients in Israel.

Conferences and Trade Shows

In August, Jupitermedia announced that it closed the sale of its Search Engine Strategies trade shows and its ClickZ.com Network of Web sites for $43 million in cash, subject to certain post-closing adjustments. The purchaser is London Stock Exchange listed media company Incisive Media plc (INM.L). As a result of the sale of the Search Engine Strategies events, Jupitermedia’s Events segment is now being presented as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144.

Jupitermedia Corporation
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2004 and 2005
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
Revenues	$15,779	$34,351	$43,815	$88,493
Cost of revenues	5,377	11,478	15,479	30,973

Gross profit	10,402	22,873	28,336	57,520

Operating expenses:
Advertising, promotion and selling	3,031	7,035	9,529	17,603
General and administrative	2,668	5,320	7,263	13,160
Depreciation	129	656	594	1,366
Amortization	360	1,239	1,477	2,944
Total operating expenses	6,188	14,250	18,863	35,073

Operating income	4,214	8,623	9,473	22,447

Gain on sale of assets, net	5	13,265	124	13,224
Interest income	55	74	82	288
Interest expense	(39)	(677)	(101)	(965)

Income before income taxes, minority interests and equity income (loss) from investments, net	4,235	21,285	9,578	34,994
Provision (benefit) for income taxes	5	(22,153)	145	(20,541)
Minority interests	(20)	(18)	(57)	(49)
Equity income (loss) from investments, net	(108)	—	(117)	132
Income from continuing operations	4,102	43,420	9,259	55,618
Income from discontinued operations, net of taxes	957	1,104	946	1,488
Gain on sale of discontinued operations, net of taxes	-	15,854	-	15,854
Net income	$5,059	$60,378	$10,205	$72,960

Earnings per share:
Basic:
Continuing operations	$0.13	$1.25	$0.33	$1.64
Discontinued operations	0.03	0.49	0.03	0.51
	$0.16	$1.74	$0.36	$2.15
Diluted:
Continuing operations	$0.12	$1.16	$0.30	$1.52
Discontinued operations	0.03	0.46	0.03	0.48
	$0.15	$1.62	$0.33	$2.00
Shares used in computing earnings per share:
Basic	31,382	34,749	28,448	33,936
Diluted	34,141	37,323	30,815	36,401

Segment Information
The following tables summarize the results of the segments of Jupitermedia for the three and nine months ended September 30, 2004 and 2005. Online images consists of the JupiterImages business that includes Brand X, FoodPix, Botanica, Nonstock, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Goodshoot, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com and Animations.com. Online media consists of the JupiterWeb business that includes the internet.com, EarthWeb.com, DevX.com and Graphics.com Networks. Research represents the JupiterResearch business. Other includes corporate overhead, depreciation, amortization and venture fund related activities.

(unaudited) (in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
Revenues:
Online images	$6,797	$24,011	$15,045	55,905
Online media	6,692	7,775	21,913	24,651
Research	2,279	2,557	6,822	7,913
Other	11	8	35	24
	15,779	34,351	43,815	88,493
Cost of revenues:
Online images	1,250	7,277	3,028	17,397
Online media	2,781	2,917	8,551	9,443
Research	1,346	1,284	3,900	4,133
	5,377	11,478	15,479	30,973
Gross profit:
Online images	5,547	16,734	12,017	38,508
Online media	3,911	4,858	13,362	15,208
Research	933	1,273	2,922	3,780
Other	11	8	35	24
	10,402	22,873	28,336	57,520
Advertising, promotion and selling:
Online images	694	4,550	2,250	9,709
Online media	1,602	1,703	5,046	5,411
Research	735	782	2,233	2,483
	3,031	7,035	9,529	17,603
General and administrative:
Online images	288	1,913	805	3,594
Online media	(12)	(149)	222	195
Research	104	173	478	580
Other	2,288	3,383	5,758	8,791
	2,668	5,320	7,263	13,160

Depreciation	129	656	594	1,366
Amortization	360	1,239	1,477	2,944

Operating income:
Online images	4,565	10,271	8,962	25,205
Online media	2,321	3,304	8,094	9,602
Research	94	318	211	717
Other	(2,766)	(5,270)	(7,794)	(13,077)
	$4,214	$8,623	$9,473	$22,447

Jupitermedia Corporation
Consolidated Balance Sheets
December 31, 2004 and September 30, 2005
(in thousands, except share and per share amounts)

	December 31, 2004	September 30, 2005
		(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$30,179	$20,247
Accounts receivable, net of allowances of $966 and $1,562, respectively	13,724	23,692
Unbilled accounts receivable	1,530	1,531
Prepaid expenses and other	2,633	4,216
Assets of discontinued operations	1,789	—
Total current assets	49,855	49,686

Property and equipment, net of accumulated depreciation of $9,256 and $10,780, respectively	2,339	10,045
Intangible assets, net of accumulated amortization of $5,371 and $8,309, respectively	20,939	42,968
Goodwill	41,967	158,781
Deferred income taxes	—	11,014
Investments and other assets	1,197	2,000
Total assets	$116,297	$274,494

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,060	$5,071
Accrued payroll and related expenses	1,666	3,115
Accrued expenses and other	4,642	13,352
Current portion of long-term debt	—	10,000
Deferred revenues	12,023	15,568
Liabilities of discontinued operations	2,891	—
Total current liabilities	23,282	47,106

Long-term debt	—	26,322
Deferred revenues	510	616
Deferred income tax liabilities	121	—
Other long-term liabilities	225	—
Total liabilities	24,138	74,044

Stockholders’ equity:
Preferred stock, $0.01 par value, million shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized, and 32,378,130 and 34,881,241 shares issued at December 31, 2004 and September 30, 2005, respectively	324	349

Additional paid-in capital	215,648	251,532
Accumulated deficit	(123,690)	(50,730)
Treasury stock, 65,000 shares, at cost	(106)	(106)
Accumulated other comprehensive loss	(17)	(595)
Total stockholders’ equity	92,159	200,450
Total liabilities and stockholders’ equity	$116,297	$274,494

Jupitermedia Corporation
Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2004 and 2005
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2004	2005
Cash flows from operating activities:
Income from continuing operations	$9,259	$55,618
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,071	4,310
Provision (benefit) for losses on accounts receivable	(388)	(267)
Minority interests	57	49
Equity (income) loss from investments, net	117	(132)
Gain on sale of assets, net	(124)	(13,224)
Deferred income taxes	—	(24,084)
Cash flows from discontinued operations	1,075	631
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable	2,116	(2,661)
Unbilled accounts receivable	(173)	(1)
Prepaid expenses and other	278	(1,105)
Accounts payable and accrued expenses	(184)	(1,524)
Deferred revenues	790	(587)
Net cash provided by operating activities	14,894	17,023

Cash flows from investing activities:
Additions to property and equipment	(269)	(2,316)
Acquisitions of businesses and other	(27,233)	(111,358)
Proceeds from sales of assets and other	191	42,940
Distribution from internet.com venture funds	148	—
Net cash used in investing activities	(27,163)	(70,734)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	30,340	—
Borrowings under credit facilities	13,000	87,998
Debt issuance costs	—	(257)
Repayment of borrowings under credit facility	(13,000)	(51,677)
Proceeds from exercise of stock options	5,069	7,715
Net cash provided by financing activities	35,409	43,779

Net increase (decrease) in cash and cash equivalents	23,140	(9,932)
Cash and cash equivalents, beginning of period	9,567	30,179
Cash and cash equivalents, end of period	$32,707	$20,247

Supplemental disclosures of cash flow:
Cash paid for income taxes	$—	$806
Cash paid for interest	$13	$245

Non-cash investing activities:
Common stock issued for acquisitions	$541	$21,611

Business Outlook

Jupitermedia’s financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions of Thinkstock Images, Megapixel.net, Hemera Technologies Inc., Creatas, L.L.C., the parent company of Dynamic Graphics, Inc., GraphicDesignForum.com, JGuru.com, Goodshoot S.A.S, PictureArts Corporation and BananaStock Ltd., and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia’s expectations as of November 1, 2005. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia’s reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

(In millions except for earnings per diluted share)	Actual Q1 2005 (A)	Actual Q2 2005 (A)	Actual Q3 2005 (A)	Q4 2005	Total 2005	Total 2006
Revenues	$22.3	$31.9	$34.4	$35.5-36.5	$124.1-125.1	$163.0-165.0
Cost of revenues, advertising, promotion & selling, and general & administrative expenses	$15.4	$22.6	$23.8	$23.3-24.3	$85.1-86.1	$109.0-111.0
EBITDA (Earnings before interest, taxes, depreciation and amortization)	$6.9	$9.3	$10.6	$12.2	$39.0	$53.0-55.0
Depreciation and amortization	$1.1	$1.3	$1.9	$2.3	$6.6	$10.0
Gain on sale of assets, net (B)	$—	$—	$13.3	$—	$13.3	$—
Interest expense, net	$—	$0.1	$0.6	$0.6	$1.3	$2.0
Provision (benefit) for income taxes (C)	$0.7	$0.9	$(22.2)	$3.7	$(16.9)	$16.5-17.5
Equity income	$—	$0.1	$—	$—	$0.1	$—
Income from continuing operations	$5.1	$7.1	$43.4	$5.6	$61.4	$24.0-26.0
Income (loss) from discontinued operations, net of taxes (A)	$0.4	$(0.1)	$1.1	$—	$1.4	$—
Gain of sale of discontinued operations, net of taxes (B)	$—	$—	$15.9	$—	$15.9	$—
Net income	$5.5	$7.0	$60.4	$5.6	$78.2-79.2	$24.0-26.0
Diluted share count	35.7	36.8	37.3	37.4	36.8	37.6
Earnings per diluted share: Continuing operations	$0.15	$0.19	$1.16	$0.15	$1.66-1.68	$0.64-0.69
Discontinued operations	$0.01	$—	$0.46	$—	$0.47	$—
Net income	$0.16	$0.19	$1.62	$0.15	$2.13-2.15	$0.64-0.69

Note
Notes:
(A)	The results of our Events segment have been presented as part of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144.
(B)
The total gain related to the sale of our Search Engine Strategies Events and ClickZ.com Network was $29.1 million, net of income taxes. The gain related to the ClickZ.com portion of the sale was recorded as part of continuing operations. The gain related to the Search Engine Strategies Events portion of the sale was recorded net of income taxes and is included as part of our discontinued operations.

(C)
Jupitermedia recorded a benefit for income taxes of $23.5 million from the reversal of the valuation allowance related to deferred income tax assets consisting primarily of goodwill related to Jupitermedia’s Online Media business, which had previously been expensed for book purposes.

About Jupitermedia Corporation
Jupitermedia Corporation (Nasdaq: JUPM) (www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of original information, images and research for information technology, business and creative professionals. Jupitermedia includes JupiterImages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Brand X, FoodPix, Botanica, Nonstock, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Goodshoot, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com and Animations.com; and JupiterWeb, the online media division of Jupitermedia which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 18 million users and generate over 300 million page views monthly. Jupitermedia also includes: JupiterResearch, a leading international research advisory organization specializing in business and technology market research in 18 business areas and 14 vertical markets.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's dependence on a limited number of advertisers; and Jupitermedia’s ability to protect its intellectual property. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:
Lisa DiGiacomo
Marketing and Public Relations Associate
212-547-7938
ldigiacomo@jupitermedia.com

All current Jupitermedia Corporation press releases can be found on the World Wide Web at http://www.jupitermedia.com/corporate/press.html

________________________________________________